                                                                      EXHIBIT 3a


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                        HOUSTON INDUSTRIES INCORPORATED



    Houston Industries Incorporated, a Texas corporation (hereinafter referred to as the "Company" or the "Corporation"), pursuant to the provisions of
Article 4.07 of the Texas Business Corporation Act, hereby adopts the following Restated Articles of Incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and such Restated Articles of Incorporation contain no change in any provision thereof.

    The articles of incorporation and all amendments thereto that are in effect to date are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:


                                   ARTICLE I

    The name of this corporation is "Houston Industries Incorporated."


                                   ARTICLE II

    The purposes for which the Company is formed are: the generation, manufacture, purchase, transportation, distribution, supply and sale of electric current, light, heat and power to the public; the production, manufacture and purchase of gas and the transportation, distribution, sale and supply of gas to the public; the purchase, generation, manufacture, transportation, distribution and sale of steam to the public; the generation, manufacture, purchase, transportation, distribution, supply and sale of any other form or source of light, heat, energy or power; the manufacture, production, purchase and sale of machinery and equipment and goods, wares and merchandise of every description; the acquiring, holding, development and utilization of patent rights, licenses, trademarks and trade names relative to or useful in connection with any business of the Company; to engage in any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act; and the doing of all such things as may be necessary or convenient in carrying out the foregoing purposes, having and exercising all the powers conferred by the laws of Texas upon corporations formed for such purposes.

    The objects and purposes specified in the foregoing clauses shall, except as otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clauses in these Articles of Incorporation, but each such object and purpose shall be regarded as an independent object and purpose.


                                  ARTICLE III

    The post office address of the registered office of the Company is 1111 Louisiana, Houston, Texas 77002 and the name of its registered agent at such address is Hugh Rice Kelly.


                                   ARTICLE IV

    The period of duration of the Company is perpetual.


                                   ARTICLE V

    The number of directors of the corporation shall be such number as determined from time to time by a majority of the board of directors, but shall not be less than three. The directors of the Company shall be divided into three classes, designated Class I, Class II and Class III, each class to be as nearly equal as possible. The initial terms of office of the directors of Class I shall expire at the annual meeting of shareholders in 1997, of Class II shall expire at the annual meeting of shareholders in 1998 and of Class III shall expire at the annual meeting of shareholders in 1999. At each annual meeting the number of directors equal to the number constituting the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

    The number of directors currently constituting the board of directors is fifteen. The persons whose names and addresses are set forth below are now serving as directors of the corporation, and they are divided into the classes specified below:

      Name                                                                                                    Address
      ----                                                                                                    -------
                                                         CLASS I

Robert J. Cruikshank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
Linnet F. Deily . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
Lee W. Hogan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
T. Milton Honea . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
Alexander F. Schilt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas

                                                         CLASS II

Milton Carroll  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
John T. Cater . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
Robert C. Hanna . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
R. Steve Letbetter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
Bertram Wolfe . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas

                                                        CLASS III

James A. Baker, III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
Richard E. Balzhiser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
O. Holcombe Crosswell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
Joseph M. Grant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas
Don D. Jordan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Houston, Texas

                                   ARTICLE VI

    The number of shares of the total authorized capital stock of the Company is 720,000,000 shares, of which 10,000,000 shares are classified as Preferred Stock, without par value, 10,000,000 shares are classified as Preference Stock, without par value, and the balance of 700,000,000 shares are classified as Common Stock, without par value.

    The descriptions of the different classes of capital stock of the Company and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:


                         DIVISION A -- PREFERRED STOCK

    1. Series and Limits of Variations between Series. The Preferred Stock may be divided into and issued in one or more series from time to time as herein provided, each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The authorized number of shares of any such series, the designation of such series and the terms and characteristics thereof (in those respects in which the shares of one series may vary from the shares of other series as herein provided) shall be fixed or, if any such terms and characteristics shall vary from time to time, the method by which such terms and characteristics shall be determined shall be established at any time prior to the issuance thereof by resolution or resolutions of the Board of Directors of the Company. All shares of each series shall be alike in every particular. The Preferred Stock of all series shall be of the same class and of equal rank and shall be identical in all respects, except that there may be variations in the following particulars:

        (a) The rate at which dividends are to accrue on the shares of such series or, if such rate shall vary from time to time, the method by which such variable rate shall be determined, hereinafter referred to as the "fixed dividend rate";

        (b) The periods of time during which dividends shall accrue and the dates on which accrued dividends shall become payable on the shares of such series;

        (c) The terms and conditions on which the shares of such series may be redeemed, and the amount payable in respect of the shares of such series in case of the redemption thereof at the option of the Company (the amount so fixed being hereinafter referred to as the "fixed redemption price"), and the amount payable in respect of the shares of such series in case of the redemption thereof for any sinking fund of such series, which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

        (d) The amount payable in respect of the shares of such series in case of liquidation, dissolution or winding up of the Company, or reduction or decrease of its capital stock resulting in any distributions of its assets to its Common Stockholders (the amount so fixed being hereinafter referred to as the "fixed liquidation price"), and the amount payable, if any, in addition to the fixed liquidation price for each series in case such liquidation, dissolution, winding up, reduction or decrease be voluntary (the amount so fixed being hereinafter referred to as the "fixed liquidation premium"), which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

        (e) Any requirement as to any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Company of, the shares of such series; and

        (f) The right, if any, to exchange or convert the shares of such series into shares of any other series of the Preferred Stock or, to the extent permitted by law, into shares of any other class of stock of the Company, and the rate or basis, time, manner and conditions of exchange or conversion or the method by which the same shall be determined.

    2. Dividends. Out of the assets of the Company available for dividends, the holders of the Preferred Stock of each series shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America at, but not exceeding, the fixed dividend rate for such series, payable quarterly on January 1, April 1, July 1 and October 1 in each year, or at such intervals and on such dates as otherwise are expressly set forth in the resolution of the Board of Directors creating such series or, if such intervals and dividend payment dates shall vary from time to time for such series, such resolution shall set forth the method by which such intervals and such dates shall be determined, before any dividends (other than a dividend payable in Common Stock of the Company) shall be paid upon or set apart for any shares of capital stock ranking junior to the Preferred Stock in respect of dividends or liquidation rights (referred to in this Division A as "stock ranking junior to the Preferred Stock"), and such dividends on the Preferred Stock shall be cumulative, so that, if in any past dividend period or periods full dividends upon each series of the outstanding Preferred Stock at the fixed dividend rate or rates therefor shall not have been paid, the deficiency (without interest) shall be paid or declared and set apart for payment before any dividend shall be paid upon or set apart for any stock ranking junior to the Preferred Stock. Dividends on all shares of the Preferred Stock of each series shall commence to accrue and be cumulative from the date of issue of such shares. Any dividends paid on the Preferred Stock in an amount less than full cumulative dividends in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends were simultaneously declared and paid thereon without regard to the applicable dividend payment dates.

    3. Preference on Liquidation, etc. In the event of any liquidation, dissolution, or winding up of the Company, or reduction or decrease of its capital stock resulting in a distribution of assets to its Common Stockholders other than by way of dividends out of the net profits or out of the surplus of the Company, the holders of the Preferred Stock of each series shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution, winding up, reduction or decrease shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with all dividends accrued or in arrears thereon, before any distribution of the assets shall be made to the holders of any stock ranking junior to the Preferred Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If upon any such liquidation, dissolution, winding up, reduction or decrease, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed among the holders of each series of the Preferred Stock then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. As used in this Division A, the expression "dividends accrued or in arrears" means, in respect of each share of the Preferred Stock of any series, that amount which shall be equal to simple interest upon the sum of one hundred dollars ($100) at an annual rate equal to the percentage that the fixed dividend rate for such series is of one hundred dollars ($100), from the date from which cumulative dividends thereon commence to accrue to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends theretofore paid (or deemed to have been paid) or declared and set apart for payment in respect thereof. Nothing in this Section 3 shall be deemed to prevent the purchase or redemption of Preferred Stock in any manner permitted by Section 4 of this Division A. Neither shall anything in this Section 3 be deemed to prevent the purchase or redemption by the Company of shares of its stock ranking junior to the Preferred Stock if the requirements of Section 4 of this Division A shall be complied with, and no such purchase or redemption in compliance with such requirements shall be deemed to be a reduction or decrease of capital stock resulting in a distribution of assets to its Common Stockholders within the meaning of this Section 3 whether or not shares of Common Stock so redeemed or purchased shall be retired. A consolidation or merger of the Company or a sale or transfer of substantially all of its assets as an entirety shall not be regarded as a "liquidation, dissolution, or winding up of the Company, or reduction or decrease of its capital stock resulting in a distribution of assets to its Common Stockholders other than by way of dividends out of the net profits or out of the surplus of the Company" within the meaning of Section 3.

    4. Redemption and Repurchase. The Company may at any time or from time to time, by resolution of the Board of Directors, redeem the whole or any part of the Preferred Stock, or of any series thereof, at the redemption price fixed for such stock plus the amount of any dividends accrued or in arrears thereon to the date of such redemption. If less than all of one series of Preferred Stock is to be redeemed, the shares to be redeemed shall be selected ratably or by lot, as prescribed by resolution of the Board of Directors. Notice of such redemption shall be mailed to each holder of redeemable shares being called not less than twenty (20) nor more than fifty (50) days before the date fixed for redemption at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Such notice of redemption of such shares shall set forth the series or portion thereof to be redeemed, the date fixed for redemption, the redemption price, and the place at which the stockholders may obtain payment of the redemption price upon surrender of their respective share certificates. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Company in providing funds sufficient for such redemption at the time and place specified for the payment thereof pursuant to said notice, all dividends on the shares called for redemption shall cease to accrue, and all rights of the holders of such shares as stockholders of the Company, except only the right to receive the redemption funds to which they are entitled, shall cease and determine.

    The Company may, on or prior to the date fixed for any redemption, deposit with any bank or trust company in the State of Texas, or any bank or trust company in the United States duly appointed and acting as a transfer agent of the Company, as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of shares, as evidenced by a list of holders of such shares certified by the Company by its President or a Vice President and by its Secretary or an Assistant Secretary, the redemption price upon the surrender of their respective share certificates. Thereafter, from and after the date fixed for redemption, such shares shall be deemed to have been redeemed, and such deposit shall be deemed to constitute full payment of such shares to their holders, and all rights with respect to the holders of such shares shall cease and determine except the right to receive from the bank or trust company payment of the redemption price of such shares, without interest, upon the surrender of their respective certificates therefor, and any right to convert such shares which may exist.
In case the holders of such shares shall not, within six (6) years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company shall upon demand pay over to the Company the balance of such amount so deposited, together with any interest accrued thereon, which shall become the property of the Company, and such bank or trust company shall thereupon be relieved of all responsibility to the holders thereof.

    The Company, except as hereinafter provided, may also from time to time purchase shares of Preferred Stock, in any amounts and of any series, at not exceeding the price at which the same may be redeemed, so long as full cumulative dividends on all series of the Preferred Stock have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods. If the Company shall be in default in the payment of any dividends on the Preferred Stock, as set out above, it shall not purchase or otherwise acquire for value any shares of Preferred Stock except in accordance with an offer made to all holders thereof, and shall not purchase or otherwise acquire for value any shares of stock ranking junior to the Preferred Stock.

    Shares of Preferred Stock of the Company redeemed or purchased by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock without designation, and may from time to time be reissued as provided in Section 1 of this Division A. All such redemptions and purchases of Preferred Stock of the Company shall be effected in accordance with the laws of the State of Texas governing redemption or purchase of redeemable shares.

    5. Restrictions on Certain Corporate Action. So long as any shares of any series of the Preferred Stock shall remain outstanding, the Company shall not, without the authorization of the holders of not less than two-thirds of the issued and outstanding shares of Preferred Stock, voting as a class at a meeting called for the purpose of approving such action:

        (a) Create, authorize or issue any class of stock ranking prior to the Preferred Stock in respect to dividends or liquidation rights (other than stock issuable upon conversion of obligations or securities, or upon the exercise of warrants, rights or options to purchase, authorized pursuant to
    (b) below);

        (b) Create, authorize or issue any obligation or security convertible into, or any warrants, rights or options to purchase or subscribe to, any stock ranking prior to the Preferred Stock in respect to dividends or liquidation rights;

        (c) Alter, amend or repeal the provisions hereof relative to the Preferred Stock, or any series thereof, which would change the express terms and provisions of such stock in any manner prejudicial to the holders thereof, including any change in the provisions of Sections 5 and 6 of this Division A; provided, however, that if such prejudicial change appertains to outstanding shares of one or more, but not all, of such series, then for the purposes of this Section 5 such change shall be deemed to be authorized if holders of two-thirds of the shares prejudicially affected shall vote favorably with respect thereto; or

        (d) Issue additional shares of Preferred Stock, or issue any shares of any stock ranking on a parity with the Preferred Stock as to dividends or liquidation rights, unless

            (1) the par value and/or the capital represented by shares without par value of the Company's stock ranking junior to the Preferred Stock to be outstanding immediately after such issuance (plus, if the Company so elects, its surplus as shown by its books to the extent that distribution of such surplus to the holders of such junior stock is prohibited while such additional shares are outstanding) shall be at least equal to the fixed liquidation price of its Preferred Stock of all series and of any other stock ranking on a parity with or in priority to the Preferred Stock as to dividends or liquidation rights to be outstanding immediately after the issuance of such additional shares; and

            (2) for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance of such additional shares or the contracting for the issuance and sale thereof, (i) the net earnings of the Company available for dividends, as determined in accordance with sound accounting practice, are at least two and one-half (2 1/2) times the annual dividend requirements on all Preferred Stock of all series and all other stock ranking on a parity with or in priority to the Preferred Stock as to dividends or liquidation rights to be outstanding immediately after the issuance of such additional shares; and (ii) the earnings of the Company available (after taxes and depreciation) for interest, amortization and dividends, as determined in accordance with sound accounting practice, are at least one and one-half (1 1/2) times the aggregate of the annual interest requirements on its indebtedness and the annual dividend requirements on all Preferred Stock of all series and all other stock ranking on a parity with or in priority to the Preferred Stock as to dividends or liquidation rights to be outstanding immediately after the issuance of such additional shares.

    6. Voting Rights. The holders of the Preferred Stock shall not be entitled to vote except (a) as provided in the preceding Section 5, or (b) as may from time to time be mandatorily provided by the laws of Texas, or (c) for the election of one-third of the Board of Directors when and as dividends on any of the outstanding Preferred Stock shall be in arrears in an amount equivalent to the aggregate dividends required to be paid on such Preferred Stock in any period of twelve (12) months, and thereafter (i) until no dividends on any Preferred Stock shall be in arrears or (ii) until dividends on any of the outstanding Preferred Stock shall be in arrears in an amount equivalent to the aggregate dividends required to be paid on such Preferred Stock in any period of twenty-four (24) months, whichever event shall first occur, or (d) for the election of the smallest number of directors necessary to constitute a majority of the full Board of Directors when and as dividends on any of the outstanding Preferred Stock shall be in arrears in an amount equivalent to the aggregate dividends required to be paid on such Preferred Stock in any period of twenty-four (24) months, and thereafter until no dividends on any Preferred Stock shall be in arrears.

    During the continuance of any right of the holders of Preferred Stock to elect members of the Board of Director, as above provided, the remaining members of the Board of Directors shall be elected by the holders of such other stock ranking junior to the Preferred Stock as may be entitled to vote therefor. At all meetings of stockholders held for the purpose of electing directors, during a period when the Preferred Stockholders shall have a right to elect members of the Board of Directors, a majority of the then issued and outstanding Preferred Stock as a class and of the stock ranking junior to the Preferred Stock entitled to vote as a class for the election of directors shall constitute a quorum of those classes, respectively, for the purpose of such meetings, and lack of a quorum as to any of such classes at any such meeting shall not interfere with the holding of such meeting and the election of its allotted number of directors by the class having a quorum present, in which event such class shall specifically designate each director to be succeeded by those directors who it elects.

    The terms of office of all persons who may be directors of the Company at any time when a right to elect members of the Board of Directors shall accrue to the holders of the Preferred Stock shall terminate upon the election of their successors. Such election may be held at a special meeting of all stockholders of the Company to be convened at any time after the accrual of such a right, upon notice similar to that provided in the Bylaws of the Company for the calling of the annual meeting of stockholders, at the request in writing of the holders of record of at least 5% of the number of shares of Preferred Stock of all series then outstanding. In default of the calling of said meeting by a proper officer of the Company within five days after the making of such request, such meeting may be called, on like notice, by any holder of record of Preferred Stock for which purpose any such holder of Preferred Stock shall have access to the stock books of the Company. If such special meeting be not called prior to the next annual meeting after the accrual of such a right to the holders of Preferred Stock, then at such annual meeting (unless prior thereto all dividend defaults on the Preferred Stock shall have been made good) the holders of the Preferred Stock and the holders of the stock ranking junior to the Preferred Stock entitled to vote as a class for the election of directors, voting as separate classes as provided in the preceding paragraph, shall have the right to elect the number of directors to which they are respectively entitled.

    Whenever, by reason of the resignation, death or removal of any director or directors or any increase in the number of directors, at any time while the holders of the Preferred Stock are entitled to elect members of the Board of Directors, the number of directors in office who have been elected by either the holders of Preferred Stock as a class or the holders of any stock ranking junior to the Preferred Stock entitled to vote as a class shall become less than the total number subject to such election by such respective classes, the vacancy or vacancies so resulting may be filled by the vote of such respective classes of stockholders, in the manner provided in the second paragraph of this
Section 6, at a meeting thereof called for the purpose, upon notice similar to that provided in the Bylaws for calling the annual meeting of stockholders, either by the holder or holders of record of at least 5% of the outstanding shares of the class entitled to vote thereat or in such other manner as may be provided in the Bylaws for the calling of a special meeting of stockholders. Pending such action, any vacancy may be filled by the affirmative vote of a majority of the directors at the time in office who were elected by the class of stockholders entitled to fill such vacancy, although such directors shall be less than a quorum of the Board of Directors, at a meeting called by any such director in the manner provided in the Bylaws for the calling of special meetings of the Board of Directors. At any time while the holders of the Preferred Stock are entitled to elect members of the Board of Directors a director elected by the holders of the Preferred Stock of stock ranking junior to the Preferred Stock entitled to vote as a class (or a director elected to fill a vacancy) shall be subject to removal by the vote (and only by such vote) of the holders of a majority of the Preferred Stock or such other stock ranking junior to the Preferred Stock entitled to vote as a class for the election of directors, as the case may be, at the time outstanding, at a special meeting of such class of stockholders called for the purpose, upon notice similar to that provided in the Bylaws for calling the annual meeting of stockholders, by the holders of at least 5% of the outstanding shares of such class.

    Upon termination at any time of a right of the holders of the Preferred Stock to elect members of the Board of Directors, the term of office of all directors elected by vote of the holders of the Preferred Stock as a class (or elected by such directors to fill a vacancy) shall end upon the election and qualification of their successors. Such election may be held at a special meeting of holders of all capital stock of the Company then entitled to vote for the election of directors convened, upon notice similar to that provided in the Bylaws for calling the annual meeting of stockholders, at the request of the holders of at least 2% of the total number of shares of all such capital stock then outstanding, or, if such special meeting is not called prior to the next annual meeting, at such annual meeting. In default of the calling of said meeting by a proper officer of the Company within five days after the making of such request, such meeting may be called on like notice by any holder of record of any such capital stock, for which purpose any such holder shall have access to the stock books of the Company.


                    DIVISION B -- SERIES OF PREFERRED STOCK

                               $4 PREFERRED STOCK

    1. 97,397 shares of authorized stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the first series of Preferred Stock and are designated as $4 Preferred Stock; the fixed dividend on the shares of such series is Four Dollars ($4) per share per annum, and such dividends are cumulative from March 3, 1944, the initial date of issuance thereof, with the first quarterly dividend payable on May 1, 1944 in respect of the period from the date of the initial issuance of such shares to said May 1, 1944, the quarterly dividend payment dates being February 1, May 1, August 1 and November 1 in each year; the fixed redemption price on the shares of such series is $107 per share on or prior to February 1, 1954 and $105 per share thereafter; the fixed liquidation price on the shares of such series is $100 per share. The $4 Preferred Stock has no exchange or conversion rights or fixed liquidation premium.

                         DIVISION C -- PREFERENCE STOCK

        The shares of Preference Stock may be divided into and issued in one or more series, the relative rights and preferences of which series may vary in any and all respects. The Board of Directors of the Company is hereby vested with the authority to establish series of Preference Stock by fixing and determining all the relative rights and preferences of the shares of any series so established, to the extent not provided for in these Articles of Incorporation or any amendment hereto, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the relative rights and preferences of any series of Preference Stock must rank junior to the relative rights and preferences of the Preferred Stock; and, provided further, that the Board of Directors may not decrease the number of shares within a series of Preference Stock below the number of shares within such series that is then issued. The authority of the Board of Directors with respect to such series of Preference Stock shall include, but not be limited to, determination of the following:

        (1) the distinctive designation and number of shares of that series;

        (2) the rate of dividend (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Company; provided, however, that the relative rights of priority of that series must rank junior to the relative rights of priority of Preferred Stock;

        (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

        (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

        (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Company; provided, however, that the relative rights of priority of that series must rank junior to the relative rights of priority of Preferred Stock;

        (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

        (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Company or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

        (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

        (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preference Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

        (10) any other repurchase obligations of the Company, subject to any limitations of applicable law; and

        (11) any other designations, preferences, limitations or relative rights of shares of that series.

Any of the designations, preferences, limitations or relative rights (including the voting rights) of any series of Preference Stock may be dependent on facts ascertainable outside these Articles of Incorporation.

        Shares of any series of Preference Stock shall have no voting rights except as required by law or as provided in the relative rights and preferences of such series.


                           SERIES A PREFERENCE STOCK

        1. Designation and Amount. There shall be a series of Preference Stock that shall be designated as "Series A Preference Stock," and the number of shares constituting such series shall be 700,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preference Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

        2.  Dividends and Distributions.

        (A) Subject to the prior and superior rights of the holders of (i) any shares of any series of Preference Stock ranking prior and superior to the shares of Series A Preference Stock with respect to dividends and (ii) any shares of Preferred Stock, the holders of shares of Series A Preference Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Preference Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of assets of the Corporation legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of

Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock. The "Adjustment Number" shall initially be 1000. In the event the Corporation shall at any time after the effectiveness of the merger of Houston Industries Incorporated with and into the Corporation (the "Effective Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A Preference Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series A Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preference Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend or distribution declared thereon.

        3. Voting Rights. The holders of shares of Series A Preference Stock shall have the following voting rights:

        (A) Each share of Series A Preference Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the shareholders of the Corporation.

        (B) Except as otherwise provided herein, in the Restated Articles of Incorporation or by law, the holders of shares of Series A Preference Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        (C)(i) If at any time dividends on any Series A Preference Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preference Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the time of election of such Directors as herein provided, and (2) the holders of Preference Stock (including holders of the Series A Preference Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preference Stock") with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors.

        (ii) During any default period, such voting right of the holders of Series A Preference Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preference Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preference Stock of such voting right.

        (iii) Unless the holders of Voting Preference Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preference Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preference Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preference Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preference Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preference Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

        (iv) In any default period, after the holders of Voting Preference Stock shall have exercised their right to elect Directors voting as a class,
(x) the Directors so elected by the holders of Voting Preference Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of

Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preference Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preference Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Restated Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

        (D) Except as set forth herein, holders of Series A Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        4.  Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preference Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preference Stock outstanding shall have been paid in full, the Corporation shall not

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock;

            (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preference Stock, except dividends paid ratably on the Series A Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

            (iii) redeem or purchase or otherwise acquire for consideration any shares of Series A Preference Stock, or any shares of stock ranking on a parity with the Series A Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preference Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        5. Reacquired Shares. Any shares of Series A Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

        6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preference Stock unless, prior thereto, the holders of shares of Series A Preference Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preference Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preference Stock and Common Stock, respectively, holders of Series A Preference Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preference Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preference Stock and Common Stock, on a per share basis, respectively.

        (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preference Stock, if any, that rank on a parity with the Series A Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

        (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

        7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preference Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

        8. Redemption. (A) The Corporation, at its option, may redeem shares of the Series A Preference Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of
(A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by Nasdaq or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by Nasdaq, a day on which Nasdaq reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Texas are not authorized or obligated by law or executive order to close.

        (B) In the event that fewer than all the outstanding shares of the Series A Preference Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

        (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Preference Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the twentieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
(iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Preference Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preference Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (D) The shares of Series A Preference Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

        9. Ranking. The Series A Preference Stock shall rank junior to all series of the Corporation's Preferred Stock and to all other series of the Corporation's Preference Stock (other than any such series of Preference Stock the terms of which shall provide otherwise) in respect to dividend and liquidation rights and shall rank senior to the Common Stock as to such matters.

        10. Amendment. At any time that any shares of Series A Preference Stock are outstanding, the Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preference Stock, voting separately as a class.

        11. Fractional Shares. Series A Preference Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preference Stock.

                           SERIES B PREFERENCE STOCK

        1. Designation and Amount. There shall be a series of Preference Stock that shall be designated as "Series B Preference Stock," and the number of shares constituting such series shall be 27,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preference Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

        2.    Certain Defined Terms.

        Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in that certain Credit Agreement (the "Credit Agreement") to be entered into among Houston Industries FinanceCo LP, a Delaware limited partnership to be the Borrower thereunder, Houston Industries Incorporated, a Texas corporation, the Banks parties thereto, and The Chase Manhattan Bank, as in effect at the time of the initial funding thereunder, and as such terms may be amended in the Credit Agreement to the extent approved by the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Preference Stock, voting separately as a class. In addition, the following terms are used herein as defined below:

            (i) "Computed Dividend Portion" means, within any Dividend Interval Period, an amount equal to the interest expense accrued on the indebtedness for borrowed money of the Borrower from the prior Dividend Payment Date to the Determination Date for the current Dividend Interval Period.

            (ii) "Determination Date" means the date occurring five Business Days prior to a Dividend Declaration Date.

            (iii) "Dividend" means the dividend on the Series B Preference Stock declared by the Corporation's Board of Directors with respect to a Dividend Interval Period.

            (iv) "Dividend Declaration Amount" means, as of any Determination Date, the Preliminary Dividend Amount, less the sum of (a) the Interest Reconciliation Amount, (b) the Support Agreement
    Reconciliation Amount, and (c) the Other Sources Reconciliation Amount. The Dividend Declaration Amount may be greater than or less than the Preliminary Dividend Amount.

            (v) "Dividend Declaration Date" means the date on which Dividends on the Series B Preference Stock are declared during a Dividend Interval Period by the Corporation's Board of Directors.

            (vi) "Dividend Interval Period" means the period beginning on a Dividend Payment Date and extending to the next Dividend Payment Date.

            (vii) "Dividend Payment Date" means the date occurring five Business Days after a Dividend Declaration Date.

            (viii)  "Interest Reconciliation Amount" means an amount equal to
    (a) the Preliminary Dividend Amount computed for the prior Dividend Interval Period, less (b) the actual interest expense accrued on the indebtedness for borrowed money of the Borrower during such period.

            (ix) "Other Sources Reconciliation Amount" means the sum of (a) to the extent applied to pay interest on the indebtedness for borrowed money of the Borrower or available in cash on the current Determination Date therefor, the amount of income or cash proceeds received by the Borrower from sources other than pursuant to the Support Agreement (including, without limitation, interest received on loans to Affiliates), and (b) the cash proceeds of new borrowings under the Credit Agreement that are utilized to pay interest on outstanding borrowings thereunder, from the Determination Date occurring in the Prior Dividend Interval Period to the Determination Date occurring in the current Dividend Interval Period.

            (x) "Preliminary Dividend Amount" means the sum of the Computed Dividend Portion and the Projected Dividend Portion.

            (xi) "Projected Dividend Portion" means, within any Dividend Interval Period, an amount equal to the projected interest expense that will be accrued on the indebtedness for borrowed money of the Borrower from the Determination Date for such Dividend Interval Period to the Dividend Payment Date.

            (xii) "Support Agreement Reconciliation Amount" means the amount of cash payments made pursuant to the Support Agreement by the Corporation to the Borrower from the Determination Date occurring in the immediately prior Dividend Interval Period to the Determination Date occurring in the current Dividend Interval Period.

        3.   Dividends and Distributions.

            (A)     Subject to the prior and superior rights of the holders of
(i) any shares of any series of Preference Stock ranking prior and superior to the shares of Series B Preference Stock with respect to dividends and (ii) any shares of Preferred Stock, the holders of shares of Series B Preference Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series B Preference Stock, shall be entitled to receive the amounts set forth below, when, as and if declared by the Board of Directors in the manner described below out of assets of the Corporation legally available for the purpose:

                    (a) On every regularly scheduled meeting of the Corporation's Board of Directors while any shares of Series B Preference Stock remain outstanding, the Board of Directors shall declare an aggregate Dividend equal to the lesser of (i) the Dividend Declaration Amount or (ii) the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date with respect to the then current Dividend Interval Period.

                    (b) If, with respect to any Dividend Interval Period, the aggregate Dividend declared by the Corporation's Board of Directors is less than the Dividend Declaration Amount for such Dividend Interval Period because the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date is less than the Dividend Declaration

    Amount, the amount of such deficiency shall be added to the Dividend Declaration Amount computed for the next Dividend Interval Period and such aggregate amount shall become the Dividend Declaration Amount for such period. The Dividend for such succeeding Dividend Interval Period shall equal the Dividend Declaration Amount unless such amount would exceed the Excess Cash Flow projected to be available as of the applicable Dividend Payment Date, in which case the Dividend shall be the amount of the projected Excess Cash Flow.

                    (c) The aggregate Dividends paid on the shares of Series B Preference Stock in accordance with this Section 3(A) shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            (B) Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preference Stock entitled to receive payment of a dividend or distribution declared thereon.

        4. Voting Rights. Except as otherwise required by law or the Restated Articles of Incorporation of the Corporation or as otherwise provided herein, the holders of shares of Series B Preference Stock shall have no voting rights.

        5. Certain Restrictions. At any time when dividends or distributions payable on the Series B Preference Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preference Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare dividends on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preference Stock; or

            (ii) declare dividends on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preference Stock, except dividends declared ratably on the Series B Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.

        6. Reacquired Shares. Any shares of Series B Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

        7.   Liquidation, Dissolution or Winding Up.

        (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preference Stock unless, prior thereto, the holders of shares of Series B Preference Stock shall have received

$100,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of Series B Preference Stock.

        (B) In the event that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preference Stock, if any, that rank on a parity with the Series B Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

        (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7, but the sale, lease or conveyance of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7.

        8.   Redemption.

        (A) The Corporation, at its option, may redeem shares of the Series B Preference Stock in whole at any time and in part from time to time, at a redemption price equal to $100,000 per share, plus, in the event all outstanding shares of the Series B Preference Shares are to be redeemed, unpaid accumulated dividends to the date of redemption.

        (B) In the event that fewer than all the outstanding shares of the Series B Preference Stock are to be redeemed, (i) the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

        (C) Except to the extent notice is waived in accordance with applicable law, notice of any such redemption shall be given by mailing to the holders of the shares of Series B Preference Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the twentieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
(iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series B Preference Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preference Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (D) The shares of Series B Preference Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

        9. Ranking. The Series B Preference Stock shall rank junior to all series of the Corporation's Preferred Stock and pari passu with all other series of the Corporation's Preference Stock (other than any such series of Preference Stock the terms of which shall provide otherwise) in respect to dividend and liquidation rights and shall rank senior to the Common Stock as to such matters.

        10. Amendment. At any time that any shares of Series B Preference Stock are outstanding, the Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preference Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Preference Stock, voting separately as a class.

        11. Fractional Shares. Series B Preference Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise any voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preference Stock.


                           DIVISION D -- COMMON STOCK

    1. Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Company available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division D as "stock ranking senior to the Common Stock") have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

    2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Company, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Company available for distribution to its stockholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Company, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Company to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

    3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.


          DIVISION E -- PROVISIONS APPLICABLE TO ALL CLASSES OF STOCK

    1. Preemptive Rights. No holder of any stock of the Company shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Company, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Company, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Company, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the stockholders then of record, or any class of stockholders, any thereof, on the same terms or any terms.

    2. Votes Per Share. Any stockholder of the Company having the right to vote at any meeting of the stockholders or of any class or series thereof, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock of the Company shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.


                                  ARTICLE VII

    The Company has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Corporation Act.


                                  ARTICLE VIII

    The power to alter, amend or repeal the Bylaws of the Company, or to adopt new Bylaws, is hereby delegated to the Board of Directors of the Company.


                                   ARTICLE IX

    A director of the Company shall not be liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this Article IX does not eliminate or limit the liability of a director for:

        (a) a breach of a director's duty of loyalty to the Company or its shareholders;

        (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

        (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the directors' office;

        (d) an act or omission for which the liability of a director is expressly provided for by statute; or

        (e) an act related to an unlawful stock repurchase or payment of a dividend.

    If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act is amended, after approval of the foregoing paragraph by the shareholder or shareholders of the Company entitled to vote thereon, to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.


                                   ARTICLE X

    To the extent permitted by applicable law and except as expressly provided in the relative rights and preferences of any series of Preference Stock, the vote of stockholders required for approval of any action that is recommended to stockholders by the Board of Directors and for which applicable law requires a stockholder vote, including without limitation (1) any such plan of merger, consolidation or exchange, (2) any such disposition of assets, (3) any such dissolution of the Company, and (4) any such amendment of these Articles of Incorporation, shall, if a greater vote of stockholders is provided for by the Texas Business Corporation Act or other applicable law, instead be the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon; provided, however, that the voting rights of the holders of Preferred Stock are not affected by this ARTICLE X. The foregoing shall not apply to any action or stockholder vote authorized or required by any addition, amendment or modification to applicable law that becomes effective after November 30, 1996 if and to the extent a bylaw adopted by the Board of Directors or the stockholders so provides. Any repeal, amendment or modification of any such bylaw so adopted shall require the same vote of stockholders as would be required to approve the action or vote subject to such bylaw had the first sentence of this
Article X not applied to such action or vote.


                                      HOUSTON INDUSTRIES INCORPORATED



                                      /s/ HUGH RICE KELLY
                                      -----------------------------------------
                                      Hugh Rice Kelly
                                      Executive Vice President, General Counsel
                                        and Corporate Secretary

                                 CERTIFICATION

     I certify that I am the duly elected and acting Executive Vice President, General Counsel and Corporate Secretary of HOUSTON INDUSTRIES INCORPORATED, a Texas corporation, and that the foregoing is a true and correct copy of the Restated Articles of Incorporation of such Company as amended, supplemented and in force as of the date hereof.

     IN WITNESS WHEREOF, I have executed and sealed this Certification, this eleventh day of September, 1997.


                                      /s/ HUGH RICE KELLY
                                      -----------------------------------------
                                      Hugh Rice Kelly
                                      Executive Vice President, General Counsel
                                        and Corporate Secretary




[SEAL]